Exhibit 10.3

EXECUTION VERSION

PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT

Dated as of May 18, 2015

between

TAMAR ROYALTIES LLC

as Borrower

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Collateral Agent

i

ii

PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT

THIS PLEDGE, ASSIGNMENT AND SECURITY AGREEMENT, dated as of May 18, 2015 (this “Security Agreement”), between TAMAR ROYALTIES LLC (the “Borrower”) and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity as collateral agent, the “Collateral Agent”) for the Secured Parties (as herein defined).

RECITALS:

WHEREAS, reference is made to that certain Royalties Sale and Contribution Agreement, dated as of the date hereof (the “Receivables Sale and Contribution Agreement”), by and between the Borrower and Isramco, Inc., as seller (the “Seller”), pursuant to which the Seller sold, assigned, transferred and contributed all of its right, title and interest in and to the Royalties Receivables to the Borrower;

WHEREAS, reference is made to that certain Term Loan Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among the Borrower, the Lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as facility agent (in such capacity, the “Facility Agent”), the Collateral Agent and the Arranger, pursuant to which, subject to the terms and conditions therein, the Lenders agreed to make Loans to the Borrower; and

WHEREAS, to provide assurance for the repayment of the Loans and the payment and performance of its Obligations to the Secured Parties under the Credit Documents, the Borrower has agreed to, among other things, pledge, assign and grant a security interest in the Collateral to the Collateral Agent for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and the Collateral Agent agree as follows:

ARTICLE 1
DEFINITIONS; CONSTRUCTION OF TERMS

Section 1.01 Terms Defined in Credit Agreement.  All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined shall have the meaning assigned to such terms in the Credit Agreement.

Section 1.02 Terms Defined in the UCC.

(a) Unless otherwise defined herein, capitalized terms used herein that are defined in the UCC (as defined below) have the meaning assigned to them in the UCC (if any term is defined in Article 9 of the UCC and in another article of the UCC, the terms as used herein shall be as defined in Article 9 of the UCC), including the following: “Accounts”, “Certificates of Deposit,” “Chattel Paper”, “Commercial Tort Claims,” “Deposit Account”, “Documents”, “Entitlement Order”, “Financial Asset”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Letters of Credit”, “Money”, “Payment Intangibles”, “Proceeds”, “Records”, “Securities Account”, “Securities Intermediary” and such other terms as the context may otherwise indicate.

Section 1.03 Additional Definitions.  In this Security Agreement, the following terms shall have the following meanings:

“Account Control Agreement” means the Securities Account Control Agreement dated as of the date hereof among the Account Bank, Borrower and the Collateral Agent relating to the Facility Account, the Reserve Account and the Royalties Tax Account.

“Applicable Law” means, as to any Person: (a) the certificate of incorporation, charter, by-laws, memorandum of association, articles of association or other organizational or governing documents of such Person and (b) any statute, law, executive order, decree, treaty, rule, regulation, decision, directive or determination of a Governmental Authority, including the laws of the United States of America and the Laws of the State of Israel, in each case applicable to and legally binding upon such Person and/or any of its property or to which such Person and/or any of its property is legally subject.

“Bankruptcy Code” means the Federal Bankruptcy Code, Title 11 of the United States Code.

“Borrower” has the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, London or Tel Aviv are authorized or required by law to remain closed.

“Collateral” has the meaning assigned in Section 2.01.

“Collateral Agent” has the meaning set forth in the preamble.

 “Collateral Records” means documents, books, accounts, invoices, accounts, records and other information, including, without limitation, computer programs, discs, data processing software and related property and rights relating to the Collateral.

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Agreement” means a control agreement among the Borrower, the Account Bank and the Collateral Agent, in form and substance satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to a Controlled Deposit Account.

“Controlled Deposit Account” means a Deposit Account that, if established, is established and maintained by the Borrower with the Account Bank in accordance with the Credit Documents, which is the subject of an effective Control Agreement and, accordingly, is subject to the Security Interest of the Collateral Agent over the Collateral pursuant to this Security Agreement.

“Credit Agreement” has the meaning set forth in the recitals.

“Excluded Property” means all of the Borrower’s right, title and interest in, to and under the Intercompany Loan, the Intercompany Loan Agreement and the I/C Loan Account, including all of the Borrower’s rights to any distributions, payments, monies, income, proceeds, collections, and all other property and property or other rights arising from and from time to time, due or to become due, received, receivable, paid or payable thereunder or in respect of all of the foregoing property.

“Governmental Authority” means the government of the United States of America, the State of Israel, any other nation or nations, or any political subdivision of any thereof, whether state, local or regional, and any agency, ministry, branch, department, subdivision, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies such as the European Union or the European Central Bank.

“Insurance” means all (a) insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent or any other Secured Party is the loss payee thereof), (b) employee dishonesty policies relating to the Borrower, any manager or member of the Borrower, the Servicer or any manager, member, director, officer or employee of any of the foregoing and (c) errors and omissions policies relating to the Borrower, any manager or member of the Borrower, the Servicer or any manager, member, director, officer or employee of any of the foregoing.

“Lien” means: (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, in addition to the foregoing, any purchase option, call or similar right of a third party with respect to such Securities.

“Petroleum Law” means the Petroleum Law 5712-1952 of the State of Israel.

“Secured Parties” means the Facility Agent, Collateral Agent, each Lender, the Account Bank, the Servicer, each Hedge Counterparty, the Independent Manager and each Indemnitee.

“Security Agreement” has the meaning set forth in the preamble.

“Security Interest” has the meaning set forth in Section 2.01 of this Security Agreement.

“Seller” shall have the meaning set forth in the preamble.

“Supporting Obligations” means (a) all “supporting obligations” as defined in Article 9 of the UCC and (b) all guarantees and other secondary obligations supporting any of the Collateral, in each case regardless of whether characterized as a “supporting obligation” under the UCC.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation), as in effect in the State of New York or the State of Delaware, as the context may require; provided, however, that, at any time, any or all of the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent’s Lien on any or all of the Collateral is governed by the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any other state, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other state for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions relating to such provisions.

“UCC Financing Statement” means the UCC financing statements described in Section 3.02(d)(ii) of the Credit Agreement.

Section 1.04 Construction of Certain Terms.

(a) In this Security Agreement in the computation of periods of time from a specified date to a later specified date, the word “from”  means “from and including” and the words “to” and “until” each mean “to but excluding”.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The word “law” shall be construed as referring to all statutes, rules, regulations, codes, common law and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.

(b) Unless the context requires otherwise:

(i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or therein),

(ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws),

(iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof,

(iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Security Agreement in its entirety and not to any particular provision hereof,

(v) all references herein to Articles, Sections, and Schedules shall be construed to refer to Articles and Sections of, and Schedules to, this Security Agreement unless otherwise indicated,

(vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and

(vii) a Default is “continuing” if it has not been waived or, if capable of being remedied, has not been remedied, and an Event of Default is “continuing” if it has not been waived.

ARTICLE 2
GRANT OF SECURITY.

Section 2.01 Grant of Security.  To secure the prompt and complete payment and performance when due of the Obligations, the Borrower hereby assigns, transfers and pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing lien, claim and encumbrance upon and security interest (collectively, the “Security Interest”) in all of the Borrower’s right, title and interest in, to and under all personal property of the Borrower (other than the Excluded Property), whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located (collectively, the “Collateral”), including (but excluding in each case the Excluded Property):

(a) the Royalties Receivables;

(b) the Facility Account, the Reserve Account, the Royalties Tax Account, the Controlled Deposit Account and all other bank and similar accounts and all Financial Assets, Money, investments, Investment Property, Instruments and other property on deposit, credited to or held in any such account, and all interest, dividends, earnings, income and other distributions from time to time received, receivable or otherwise distributed or distributable thereto or in respect thereof;

(c) all other Credit Documents to which it is or becomes a party (whether arising pursuant to the terms of any such agreement or otherwise available to the Borrower at law or in equity), including:

(i) all rights of the Borrower to receive moneys and other property or assets due and to become due under or pursuant thereto,

(ii) all claims of the Borrower for damages arising out of or for breach of or default thereunder,

(iii) all rights of the Borrower to receive moneys and other proceeds due and to become due pursuant to any insurance, indemnity, costs and expenses provision, warranty or guaranty thereunder or in respect thereof,

(iv) the rights of the Borrower to compel performance and otherwise exercise and enforce all rights and remedies thereunder,

(v) all rights of the Borrower to agree, deny, give or withhold any consents, requests, notices, demands, directions, approvals, assignments, extensions or waivers under or with respect thereto,

(vi) all Liens granted to the Borrower to secure payment of monies or obligations due to the Borrower thereunder or pursuant thereto, and

(vii) all accounts and general intangibles relating to or arising therefrom or in connection therewith;

(d) all security interests or Liens and property subject thereto from time to time purporting to secure payment of all or any part of the Royalties Receivable or all or any part of the foregoing property described in clauses (a) through (c);

(e) all Accounts, Certificates of Deposit, Commercial Tort Claims, Chattel Paper (whether tangible or electronic), Collateral Records, Deposit Accounts, Insurance, intellectual property rights, Documents, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property (including Securities Accounts and Financial Assets credited thereto), Letter-of-Credit Rights, Letters of Credit, Money, Payment Intangibles, Proceeds, Securities, Securities Accounts and Supporting Obligations;

(f) all accessions to, substitutions for and replacements of any or all of the foregoing property described in clauses (a) through (e);

(g) all present and future claims, demands, causes and choices in action in respect of any or all of the foregoing property described in clauses (a) through (f);

(h) all collections, payments, products, profits, income and Proceeds of every kind and nature whatsoever in respect of any or all of the foregoing property described in clauses (a) through (g), including all cash and non-cash, and other property consisting of, arising from or relating to all or any part of any of the foregoing; and

(i) all Records held or maintained by or on behalf of the Buyer or the Servicer relating to the Royalties and any or all of the foregoing property described in clauses (a) through (h).

Section 2.02 Security for Obligations.  This Security Agreement secures, and the Collateral is collateral security for, the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Obligations.

Section 2.03 Revisions to the UCC.  For the avoidance of doubt, it is expressly understood and agreed that, to the extent the UCC is revised after the date hereof such that the definition of any of the terms included in the description or definition of the Collateral is changed, the parties hereto desire that any property which is included in such changed definitions, but which would not otherwise be included in the Collateral on the date hereof, nevertheless be included in the Collateral upon the effective date of such revision.  Notwithstanding the immediately preceding sentence, the Security Interest of the Collateral Agent is intended to apply immediately on the Initial Funding Date to all of the Collateral to the fullest extent permitted by applicable law, regardless of whether any particular item of the Collateral was then subject to the UCC.

Section 2.04 Continuing Liability of the Borrower.  Anything herein contained to the contrary notwithstanding: (a) the Borrower shall remain liable for all of Borrower’s obligations under or with respect to the Collateral in accordance with and pursuant to the respective terms and provisions thereof unless otherwise provided herein or in any other Credit Document, (b) the Collateral Agent shall not have any obligation or liability under or with respect to the Collateral by reason of or arising out of this Security Agreement or any other Credit Document unless otherwise provided herein or therein nor shall the Collateral Agent have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under the Collateral (except as provided in the Credit Agreement), and (c) any obligation of Borrower under or with respect to the Collateral may (but shall not be required to) be performed by the Collateral Agent or any nominee or other designee of the Collateral Agent as provided here and in the Credit Agreement without releasing Borrower therefrom and without resulting in any assumption of or liability for such obligation by the Collateral Agent unless otherwise provided herein or in any other Credit Document.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES.

Section 3.01 Representations and Warranties.  The Borrower hereby represents and warrants to the Collateral Agent and each Lender as of the Effective Date and on each other date on which representations and warranties are made or re-made under the Credit Agreement, that:

(a) The Borrower has no accounts other than the Facility Account, the Reserve Account, the Royalties Tax Account and, to the extent such accounts are established, the Controlled Deposit Account and the I/C Loan Account, and all then-existing accounts are accurately and completely described on Schedule 1 hereto.

(b) (i) The Collateral Agent has Control over each of the Facility Account, the Reserve Account, the Royalties Tax Account and, to the extent it exists on such date, the Controlled Deposit Account; and (ii) to the extent existing on such date, no Person other than the Borrower has Control of the I/C Loan Account, such account is owned by and is in the name of the Borrower and is not subject to any Lien.

(c) This Security Agreement is effective to create a valid and continuing Security Interest in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, which Security Interest is prior to all other Liens, and is enforceable as such against creditors of the Seller, the Project Company and, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, the Borrower and against purchasers from the Borrower, the Seller, and the Project Company (other than recipients, assignees or transferees of the Project Company’s rights pursuant to a Forced Transfer); provided, that the Collateral Agent will not have any rights against third-party purchasers in respect of after-extracted oil or gas that such third-party purchases directly from the Project Company.  Upon the filing in the filing office in the state of Delaware of the UCC Financing Statements, the registration of the Collateral Agent Registration in the Petroleum Register and the execution and delivery of the Account Control Agreement by the parties thereto, the Security Interests granted in the Collateral in favour of the Collateral Agent for the benefit of the Secured Parties hereunder and under any other Credit Document constitute perfected first priority Liens.

(d) The Borrower’s name in which it has executed this Security Agreement and each of the other Credit Documents is the exact name as it appears in its organization documents, as filed with its jurisdiction of organization.  The Borrower has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.  The Borrower has no place of business, and no Collateral or Collateral Records relating thereto are maintained at any location, other than as set forth on Schedule 1 hereto.  All information regarding the Borrower set forth on Schedule 1 hereto is true, accurate and complete, including:

(i) the type of entity of the Borrower;

(ii) its sole jurisdiction of organization;

(iii) its organizational identification number, if any, issued to it by its jurisdiction of organization;

(iv) its federal employer identification number;

(v) its mailing address;

(vi) the location of its chief executive office; and

(vii) the premises at which any Collateral is located or at which any Collateral Records are maintained.

(e) None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute.

(f) The Borrower has no right, title or interest in any Inventory, Equipment, Fixtures, Commercial Tort Claims, Chattel Paper, intellectual property rights or, other than Permitted Investments held in the Facility Account, the Reserve Account or the Royalties Tax Account in compliance with the terms of this Security Agreement and the Account Control Agreement, any Instruments, Securities or other Investment Property.

(g) Under Applicable Law and the Israeli Tax Ruling, upon the sale or other disposition of Collateral pursuant to this Security Agreement, the Seller (and not the Borrower or the Collateral Agent, including directly from the proceeds of such sale or other disposition) will be required pay all related Taxes (other than value added taxes) to the applicable tax authority to whom such Taxes are due.

ARTICLE 4
COVENANTS.

Section 4.01 General Covenants.  The Borrower agrees that:

(a) Additional Accounts. The Borrower will not open or maintain any accounts other than the Facility Account, the Reserve Account, the Royalties Tax Account, one (1) Controlled Deposit Account and one (1) I/C Loan Account.

(b) Instruments, Securities, Chattel Paper and Documents.  If the Borrower shall at any time hold or acquire any Chattel Paper, Securities (to the extent certificated), Instruments or Documents, in each case, constituting or evidencing Collateral (and not Excluded Property), it shall: (i) immediately upon acquisition thereof hold the same in trust for the Collateral Agent and (ii) within two (2) Business Day after acquisition thereof, endorse, assign and deliver the originals of the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(c) Uncertificated Securities and Certain Other Investment Property.  The Borrower shall cause the appropriate issuers (and, if held with a Securities Intermediary or commodities intermediary, such intermediary) of uncertificated Securities or other types of Investment Property not represented by certificates that are Collateral (and not Excluded Property) to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Security Interest of the Collateral Agent in the Collateral granted pursuant to this Security Agreement.  The Borrower will, with respect to Investment Property constituting Collateral held with a Securities Intermediary (other than pursuant to the Account Control Agreement) or commodities intermediary, to cause such intermediary to enter into a Control Agreement with the Collateral Agent in form and substance satisfactory to the Collateral Agent that provides the Collateral Agent Control of such Collateral.

(d) Commercial Tort Claims.  If the Borrower shall at any time hold or acquire a Commercial Tort Claim, it shall promptly (and in any event within two (2) Business Days) notify the Collateral Agent in a writing of the particulars thereof and, to the extent such Commercial Tort Claim does not relate solely to the Excluded Property, execute and deliver to the Collateral Agent any supplement to this Security Agreement or any other documents or instruments reasonably requested by, and in form and substance acceptable to, the Collateral Agent to evidence the grant of a security interest therein and in the Proceeds thereof in favor of the Collateral Agent.

(e) Change of Name or Location; Change of Fiscal Year.  The Borrower will not change: (i) its name as it appears in official filings in the state of its organization, (ii) the type of entity that it is, (iii) its organization identification number, if any, issued by its state of organization, or (iv) its state of organization, in each case as set forth on Schedule 1 hereto, without the prior written consent of the Collateral Agent.  The Borrower will not change its chief executive office, mailing address, the offices or locations at which any Collateral is located, or the location of the Collateral Records, in each case as set forth on Schedule 1 hereto, unless the Borrower shall have given the Collateral Agent prior written notice of such event or occurrence, and the Collateral Agent shall have either determined that such event or occurrence would not reasonably be expected to adversely affect the validity, enforceability, perfection or priority of its Security Interest in the Collateral, or taken such steps (with the cooperation of the Borrower to the extent necessary or advisable) as are necessary or advisable to properly establish or maintain the validity, enforceability, perfection and priority of the Collateral Agent’s Security Interest in the Collateral.

(f) First Priority, Perfected Security Interest.  The Borrower shall maintain at all times in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable first priority, perfected Security Interest in the Collateral.

(g) Collateral Records.  The Borrower will maintain, at its own cost and expense, such complete and accurate Records with respect to the Collateral owned or held by it or on its behalf as is consistent with prudent and standard practices used in industries that are the same as or similar to those in which it is engaged, but in any event to include complete accounting Records indicating all payments and proceeds received with respect to any part of such Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity and amount of any and all such Collateral.

(h) Taxes.  (i) Except as otherwise provided herein, in the Credit Agreement or in any other Credit Document, the Borrower will pay promptly when due all Taxes upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Security Agreement, including the exercise of any remedies hereunder or otherwise in respect of the Collateral, in each case, other than those Taxes for which the Seller is responsible under the terms of any of the Credit Documents, the Israeli Tax Ruling or Applicable Law; provided, that any such Taxes in respect of the Excluded Property that are required to be paid by the Borrower shall be paid first from payments or distributions under or proceeds of the Excluded Property, including any funds in the I/C Loan Account.

(ii) If the Collateral Agent is required under Applicable Law to withhold, deduct and/or pay any Taxes directly from the proceeds of a sale or other disposition of Collateral (other than value added taxes, which the parties agree shall be paid by any purchaser upon such sale or disposition), then the Collateral Agent will withhold, deduct and/or pay such Taxes from such proceeds to the applicable tax authority to whom such Taxes are due, and if the Seller fails to promptly pay to the Collateral Agent an amount equal to all such Taxes withheld, deducted and/or paid by the Collateral Agent and/or indemnify and hold the Collateral Agent and the other Secured Parties harmless, on an after-tax basis, from and against any and all such Taxes in accordance with the foregoing clause, then the Borrower shall promptly pay such amount to the Collateral Agent to the Facility Account and will indemnify and hold the Collateral Agent and the other Secured Parties harmless, on an after-tax basis, from and against any and all such Taxes.

(i) No Interference.  The Borrower will not interfere in any manner that could reasonably be expected to have a Material Adverse Effect or a material adverse effect on any right, power or remedy of the Collateral Agent provided for in, and not prohibited by, this Security Agreement or any other Credit Document or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers or remedies.

(j) Excluded Property.  The Borrower will not directly or indirectly sell, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, or create, incur, assume, grant or permit to exist any Lien upon or with respect to any of the Excluded Property and will not consent to the assignment or transfer by the Seller of any of its rights or obligations under any of the Excluded Property without the prior written consent of the Collateral Agent.

Section 4.02 Protection; Further Actions.  (a) The Borrower agrees that from time to time, at its cost and expense, it will promptly execute and deliver all further instruments and documents, and take all further action in accordance with Applicable Law and the Credit Documents, that may be necessary or desirable, or as may be reasonably requested by the Collateral Agent, in order to create, perfect, maintain, protect, enforce and defend the first priority perfected Lien of the Collateral Agent on the Collateral or to enable the Collateral Agent to exercise and enforce its rights and remedies not prohibited hereunder, under the other Credit Documents and otherwise in respect of Collateral.  Without limiting the generality of the foregoing, the Borrower will: (i) file, record and register such financing or continuation statements, or amendments thereto, and such other documents or instruments as may be necessary or desirable, or as may be reasonably requested by the Collateral Agent, in order to create, perfect, maintain, protect, enforce and defend any Lien in the Collateral granted or purported to be granted to the Collateral Agent under this Security Agreement or any other Credit Document and the perfection and first priority thereof, (ii) furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral in reasonable detail, (iii) defend or, as may reasonably be requested by the Collateral Agent, otherwise appear in any action or proceeding that may affect the Collateral Agent’s title to or Lien on all or any part of the Collateral or the perfection or first priority thereof and (iv) during the continuation of an Event of Default, if requested by the Collateral Agent, apply or assist the Collateral Agent in its application to the Israeli Petroleum Commissioner and, if applicable, the Israeli courts for the appointment of a receiver for the Collateral to sell all or any part of the Collateral and use the proceeds thereof to repay the Loans and other Obligations.  Notwithstanding anything else in the Credit Documents to the contrary, none of the Borrower, the Servicer or any agent of either thereof shall have any authority to file a termination, partial termination, release, partial release or any amendment to any financing statement or other recording, filing or registration covering all or any portion of the Collateral that deletes or amends the name of the debtor, transferor, charger, pledgor or seller or excludes or releases any of the Royalties or other Collateral described therein, without the prior written consent of the Collateral Agent; provided that the Borrower, the Servicer or any agent thereof shall have the authority to make any such filing if the Funding Date of a Series does not occur during the Availability Period for such Series and Loans of such Series have not been funded under the Credit Agreement and the Commitments for such Series thereunder have been terminated.

(b) The Borrower hereby authorizes the filing, recording and registration by the Collateral Agent of any financing statements, amendments to financing statements, continuation statements, and other documents and instruments (without the signature of Borrower to the extent permitted by applicable law), in any jurisdictions and with any filing, recording or registration office as the Collateral Agent may determine are necessary or desirable to create, perfect, maintain, enforce or defend the Collateral Agent’s Lien on the Collateral and the perfection and first priority and, if applicable, superiority thereof.  The Borrower agrees to promptly execute and deliver to the Collateral Agent, upon its request, any such statements, instruments and documents.  Such statements, instruments and documents may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as the Collateral Agent may determine is necessary or prudent, including describing such property as “all assets” or “all personal property” of the Borrower “whether now owned or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” or words of similar meaning, provided any such indication or description shall expressly exclude the Excluded Property.

ARTICLE 5
PROJECT COMPANY CHARGE

For the avoidance of doubt: (a) the representations, warranties and covenants set forth in Sections 3.01(c), 4.01(f) and 4.02(a) of this Agreement are subject to the fact that the Project Company has previously charged all of its rights to the Lease and the Project; provided, that the Royalties and the other Collateral are not subject to such charge, and the foregoing statement shall not in any way limit the Borrower’s representations, warranties and covenants with respect to such Royalties or other Collateral, including the ownership thereof or Security Interest therein, and (b) the Project Company is liable to pay Statutory Royalties as a first and prior payment from its revenues from the Project, and such amounts do not constitute Royalties.

ARTICLE 6
REMEDIES UPON EVENT OF DEFAULT.

Section 6.01 Remedies.

(a) General.  Upon the occurrence and during the continuation of any Event of Default and, solely with respect to the Seller Collateral, subject to Sections 6.01 of the Seller Security Agreement and Section 7.02 of the Credit Agreement, the Collateral Agent (itself or through an agent or nominee) is hereby authorized and empowered to, subject to Applicable Law, exercise all rights and remedies, including in respect of the Collateral: (i) provided for herein or in any other Credit Document; provided that this clause (i) shall not limit any rights or remedies available to the Collateral Agent prior to an Event of Default, (ii) available to it or any other Secured Party at law or in equity, and (iii) available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or any other Applicable Law, including to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(A) take possession of any Collateral not already in its possession without demand and without legal process;

(B) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(C) appoint a receiver for all or any portion of the Collateral, or apply to the Israeli Petroleum Commissioner and, if applicable, the Israeli courts for the appointment of a receiver to sell all or any part of the Collateral;

(D) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate;

(E) give notice of sole control or any other instruction or Entitlement Order under any Control Agreement;

(F) transfer and register in its name or in the name of its nominee any Securities or Instruments constituting Collateral, and collect and receive any dividends, interest, principal and other distributions and income in respect thereof;

(G) demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral;

(H) without demand, presentment, protest, advertisement or notice (all and each of which are hereby waived) except as specified below or required under the UCC or other Applicable Law, and subject to Applicable Law, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable; provided, that notwithstanding the foregoing, any notice provided by or on behalf of the Collateral Agent to the Borrower of any such sale, assignment, lease, license or other disposition of the Collateral or any part thereof at least ten (10) calendar days prior thereto shall for all purposes constitute commercially reasonable notice; and

(I) exercise any and all rights and remedies available to the Borrower under or in connection with the Royalties Receivables, including (i) under the Royalties Transfer Agreements, (ii) as a secured party under the UCC (whether or not the UCC applies), or (iii) under any other Applicable Law or in equity.

(b) Sales of Collateral.  Subject to Applicable Law:

(i) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or, to the extent permitted by the UCC and any other Applicable Law, private sale, and the Collateral Agent shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale;

(ii) each purchaser at any such sale of any or all of the Collateral shall hold the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted;

(iii) the Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(iv) the Borrower hereby waives (to the extent permitted by Applicable Law) any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree;

(v) the Collateral Agent may sell the Collateral on a “where is; as is” basis and without giving any warranties as to the Collateral.  The Collateral Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral; and

(vi) if the Collateral Agent sells any of the Collateral on credit, the Obligations will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, the Collateral Agent shall incur no liability and may resell the Collateral.

(c) Deficiency.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, the Borrower shall be remain liable for the deficiency and shall pay all reasonable fees and expenses of the Collateral Agent, and its experts, agents and attorneys, to collect on such deficiency.  Any surplus of the proceeds of any action taken by the Collateral Agent in respect of the Collateral hereunder, after deducting the reasonable fees and expenses described in this paragraph (c) and satisfaction of the Obligations, shall be promptly transferred to Borrower.

(d) Specific Enforcement.  The Borrower agrees that a breach of any of the covenants or agreements contained in this Section 6.01 will cause irreparable injury to the Collateral Agent, on behalf of the Secured Parties, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant and agreement contained in this Article 6 shall be specifically enforceable against the Borrower (subject to Applicable Law), and the Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants and agreements except for: (i) a defense that no Event of Default has occurred giving rise to the Obligations becoming due and payable prior to their stated maturities, (ii) a defense required in order for the Borrower to comply with Israeli Applicable Law in respect of the Israeli Collateral or (iii) a defense under Section 9.14 with respect to the priority of enforcement of the Security Interest in the Royalties granted pursuant to the Israeli Security Agreement.  Other than as expressly set forth herein and in any other Credit Documents, nothing in this Section 6.01 shall in any way alter the rights of the Collateral Agent hereunder.

(e) No Obligation to Exercise or Exhaust Remedies.  The Collateral Agent shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, the Borrower, any other obligor, pledgor or any other Person with respect to the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor. The Collateral Agent shall have no obligation to marshal any of the Collateral.

(f) Cash Proceeds of Sale of Collateral.  Subject to Section 4.01(h)(ii), all cash Proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied by the Collateral Agent against the Obligations in the priority set forth in Section 2.08(c) of the Credit Agreement.

Section 6.02 Power of Attorney.  (a) In addition to and without limiting any other rights or powers of the Collateral Agent otherwise set forth and not prohibited herein or in any other Credit Document, the Borrower hereby appoints the Collateral Agent and any officer or agent thereof, as the Borrower’s true and lawful agent and attorney-in-fact for the purpose of carrying out the provisions of this Security Agreement and each other Credit Document and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof or thereof, in each case (unless otherwise specified herein or therein) upon the occurrence and during the continuance of an Event of Default and subject to the terms of Section 6.01 of the Seller Security Agreement and Section 7.02 of the Credit Agreement, which appointment is irrevocable and coupled with an interest, and without limiting the generality of the foregoing, the Collateral Agent shall have the right, with power of substitution for the Borrower and in the Borrower’s name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, in each case (unless otherwise specified herein or therein) upon the occurrence and during the continuance of an Event of Default, to: (i) receive, endorse, assign and/or deliver all instruments or documents relating to the Collateral and any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral; (ii) demand, collect, receive payment of, give receipt for, and give discharges and releases of, any of such Collateral; (iii) commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on any of the Collateral or to enforce any rights in respect of the Collateral; (iv) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any of such Collateral; (v) use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any of such Collateral, (vi) exercise all other rights, powers, privileges and remedies to which the owner of the Collateral would be entitled, and (vii) subject to the terms of Section 6.01 of the Seller Security Agreement and Section 7.02 of the Credit Agreement, do all other acts and things necessary or desirable to carry out the purposes of this Security Agreement and the other Credit Documents, as fully and completely as though the Collateral Agent were the absolute owner of such Collateral for all purposes; provided, however, that nothing herein contained shall be construed as permitting the Collateral Agent to take any action prohibited hereunder or under any other Credit Document or requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to any of the Collateral or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any other Secured Party with respect to any of the Collateral shall give rise to any defense, counterclaim or offset in favor of the Borrower or to any claim or action against the Collateral Agent or any other Secured Party.  This power of attorney has been granted to secure the Borrower’s obligations under this Security Agreement and to safeguard the rights of the Secured Parties and the Collateral Agent in the Collateral under this Security Agreement.

(b) To the extent permitted by Applicable Law, the Borrower hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done pursuant to clause (a) of this Section 6.02.

(c) The provisions of this Article 6 shall in no event relieve any Borrower of any of its obligations hereunder or under the other Credit Documents with respect to any of the Collateral or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to any of the Collateral, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right that it may have at any time whether hereunder, under any other Credit Document, by law or otherwise; provided that the exercise of the rights and remedies of the Collateral Agent or any Secured Party in respect of the Seller Collateral shall be subject to Sections 6.01 of the Seller Security Agreement and Section 7.02 of the Credit Agreement.

Section 6.03 Borrower’s Obligations Upon Event of Default. Upon the written request of the Collateral Agent after the occurrence of an Event of Default, the Borrower, subject to Applicable Law, will promptly:

(a) assemble and make available to the Collateral Agent or its nominee the Collateral and all Collateral Records at any time evidencing or relating to any of the Collateral at any place or places reasonably specified by the Collateral Agent;

(b) permit the Collateral Agent or its nominee to enter any premises where all or any part of its Collateral or the Collateral Records at any time evidencing or relating to any of the Collateral are located and to remove all or any part of the Collateral and Collateral Records; and

(c) execute and deliver to the Collateral Agent or its nominee all necessary or appropriate releases, assignments, endorsements, instruments of sale or transfer, and other documents to facilitate the Collateral Agent’s enforcement of its rights and remedies in respect of the Collateral or otherwise under this Security Agreement, including the sale of the Collateral free and clear of the any claims or interests of the Borrower.

Section 6.04 Payment.  Should the payment or due date of the Obligations or any part thereof not yet have fallen due at the time of the enforcement of the Collateral, or should any of the Obligations be due on a contingent basis only, then the Collateral Agent shall be entitled to recover out of the proceeds of such enforcement an amount sufficient to cover the Obligations (or such part thereof) that are not yet due or that are contingent, based on its commercially reasonable estimate thereof, and the amount so recovered and yet to be appropriated shall be held by the Collateral Agent as Collateral as security for and until the indefeasible payment and discharge in full of all Obligations; provided that the Borrower shall have the right to request, and the Collateral Agent shall provide upon such request, reasonable information as to the amounts so recovered that are being held by it as security.

ARTICLE 7
TERMINATION; RELEASE OF COLLATERAL; REINSTATEMENT.

Section 7.01 Continuation; Reinstatement.  Subject to Section 7.02, on the Final Payout Date at such time as the Loans and all other Obligations (other than contingent or reimbursement obligations as to which no claims have been made) have been indefeasibly paid in full in cash and performed in full and all Commitments have expired or been terminated in accordance with the terms of the Credit Agreement, the Collateral shall be released from the Liens created hereby, and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Borrower hereunder shall terminate, all without delivery of any document or instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower.  At the request and the sole cost and expense of the Borrower following any such termination, the Collateral Agent shall deliver to the Borrower any Collateral held by the Collateral Agent hereunder and execute and deliver to the Borrower such documents or instruments as the Borrower may reasonably request to evidence such termination and release of the Collateral from the Lien of this Security Agreement.

Section 7.02 Continuation; Reinstatement.  Notwithstanding the foregoing, this Security Agreement and the Security Interest in the Collateral granted hereunder shall remain in full force and effect and continue to be effective or shall be automatically reinstated, as the case may be, if at any time (a) one or more of the conditions or events set forth in Section 7.01 (h) or (i) of the Credit Agreement shall occur or (b) the payment or performance of the Obligations, or any part thereof, is set aside, defeased, rescinded or reduced in amount, or must otherwise be repaid, restored or returned (including as a voidable preference or fraudulent conveyance, or pursuant to any settlement entered into by the Collateral Agent or any Secured Party), then in any such case, the Obligations, this Security Agreement and the Liens in favor of the Collateral Agent shall be automatically revived and reinstated as if such payment or performance had not occurred; provided that, subject to and as limited by the terms of the proviso set forth in Section 7.02 of the Seller Security Agreement, the foregoing shall be without prejudice to any termination of the Seller’s obligations pursuant to and in accordance with Section 6.01(d)(ii) of the Seller Security Agreement.  Subject to the proviso in the immediately preceding sentence, at the request of the Collateral Agent, and at the sole cost and expense of the Borrower, the Borrower shall take such actions, including delivering any Collateral then held by or on behalf of the Borrower, and execute and deliver such documents and instruments as the Collateral Agent may reasonably request to evidence that the Obligations, this Security Agreement and the Liens in favor of the Collateral Agent are in full force and effect and continue to be effective or are reinstated and revived, as the case may be.

ARTICLE 8
COLLATERAL AGENT; POWER OF ATTORNEY.

Section 8.01 General.  The Collateral Agent has been appointed on behalf of the Secured Parties pursuant to the Credit Agreement.  The actions of the Collateral Agent hereunder are subject to the rights, protections, privileges, indemnitees and immunities of the Collateral Agent under the Credit Agreement.  The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Security Agreement, the Credit Agreement and each other Credit Document to which it is a party.  The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith except for gross negligence or willful misconduct.  The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement.  Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Security Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Security Agreement.  After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was the Collateral Agent.

Section 8.02 Powers; No Duty.  The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.  Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or otherwise.  If Borrower fails to perform any agreement contained herein, the Collateral Agent may (but shall have no obligation to) itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by Borrower under Section 8.04.

Section 8.03 Reimbursement.  The Borrower agrees to pay to the Collateral Agent the amount of any and all out-of-pocket expenses, including the reasonable fees, other charges and disbursements of outside counsel and of any experts or agents, that the Collateral Agent, may incur in connection with (a) the administration of this Security Agreement or the Collateral, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the collection of any deficiency, if the proceeds of any sale or other disposition of the Collateral upon an Event of Default are insufficient to pay all of the Obligations, (d) the exercise, enforcement or protection of any of the rights or remedies of the Collateral Agent hereunder, and (e) the failure by the Borrower to perform or observe any of the provisions hereof.  Any amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  The provisions of this Section 8.03 shall remain operative and in full force and effect regardless of the termination of this Security Agreement or any other Credit Document.  All amounts due under this Section 8.03 shall be payable within five (5) days of written demand therefor and shall bear interest at the rate specified in the Credit Agreement.

Section 8.04 Indemnification.  The Borrower hereby agrees to indemnify and hold harmless each Indemnitee from any losses, damages, liabilities, claims and related expenses (including the reasonable fees and expenses of any counsel for any Indemnitee), arising out of, in connection with or resulting from this Security Agreement or the Collateral, including enforcement hereof or thereof, whether brought by a third party or by the Borrower, any other Person, and regardless of whether any Indemnitee is a party thereto; provided that such indemnification shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.  All amounts due under this Section 8.04 shall be due and payable promptly (and in any event within five (5) Business Days) after demand therefor.

ARTICLE 9
MISCELLANEOUS.

Section 9.01 Notices.  Any notice required or permitted to be given under this Security Agreement shall be given in accordance with Section 9.02 of the Credit Agreement.

Section 9.02 No Waiver; Remedies Cumulative.  No failure or delay on the part of the Collateral Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege except as may otherwise be specified in the Seller Security Agreement or the Credit Agreement.  The rights, powers and remedies given to the Collateral Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 9.03 Severability; Independence of Covenants.  In case any provision in or obligation under this Security Agreement or any Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

Section 9.04 Continuing Security Interest; Assignment.  This Security Agreement shall create a continuing Security Interest in the Collateral, shall remain in full force and effect until terminated in accordance with Article 7 and shall be binding upon the Borrower, its permitted assigns and successors, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns.  Without limiting the generality of the foregoing, if any Lender assigns or otherwise transfers any Loan held by it to any other Person in accordance with Section 9.06 of the Credit Agreement, such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise as a Secured Party to the extent provided herein.  Each Secured Party shall have all the rights of an express third party beneficiary hereof.  The Borrower shall not, without the prior written consent of the Collateral Agent, given in accordance with the Credit Agreement and this Security Agreement, assign any right, duty or obligation hereunder.

Section 9.05 Entire Agreement.  This Security Agreement and the other Credit Documents embody the entire agreement and understanding between Borrower and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  In the event of any conflict between this Security Agreement and the Credit Agreement, the provisions of the Credit Agreement shall govern.

Section 9.06 Counterparts, Electronic Signature.  This Security Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Security Agreement by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 9.07 Survival.  Without prejudice to the survival of any other agreement of the Borrower under this Security Agreement or any other Credit Document, the agreements and obligations of the Borrower contained in Section 2.01 (to the extent necessary to effectuate the intents and purposes of Section 7.02), Sections 4.01(h), 7.02, 8.03 8.04 and 9.07, shall survive execution and delivery of this Security Agreement, termination of this Security Agreement and the other Credit Documents and the repayment in full of all of the Obligations.

Section 9.08 Waiver; Amendment.  This Security Agreement, or any provision hereof, may be amended, modified or waived only by a written instrument executed by each of the parties hereto acting by their respective duly authorized representatives.

Section 9.09 Governing Law.  This Security Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York including Section 5-1401 and Section 5-1402 of the New York General Obligations Law, but otherwise without regard to the state of New York's conflict of laws provisions that would result in the application of the laws of any other jurisdiction.

Section 9.10 Consent To Jurisdiction.

(a) All judicial proceedings brought against the Borrower arising out of or relating hereto or any other Credit Document, or any of the obligations, may be brought in any state or federal court of competent jurisdiction sitting in the Borough of Manhattan in the City of New York.  By executing and delivering this Security Agreement, the Borrower, for itself and in connection with its properties, irrevocably (i) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts; (ii) waives any defense of forum non conveniens; (iii) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Borrower at its address provided in accordance with Section 9.02 of the Credit Agreement and to any process agent selected in accordance with the Credit Documents and agrees that any such service is sufficient to confer personal jurisdiction over the Borrower in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and (iv) agrees that the Collateral Agent and each Lender retains the right to serve process in any other manner permitted by law or to bring proceedings against the Borrower in the courts of any other jurisdiction.

(b) The Borrower hereby agrees that process may be served on it by certified mail, return receipt requested, to the addresses pertaining to it as specified in Section 9.02 of the Credit Agreement.  Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against the Borrower if given by registered or certified mail, return receipt requested, or by any other means or mail which requires a signed receipt, postage prepaid, mailed as provided above.

Section 9.11 Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THE CREDIT DOCUMENTS OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE UNDER THE CREDIT AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 9.12 Security Interest; Obligations Absolute.  In each case to the extent permitted by Applicable Law, all rights of the Collateral Agent hereunder, the Security Interest in the Collateral and all obligations of Borrower hereunder, shall be absolute and unconditional irrespective of:

(a) any claim as to the validity, regularity or enforceability of the Credit Agreement, any Security Document or any other Credit Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing;

(b) any change in the time, manner or place of payment of, or in any other term of, all of or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Security Document or any other Credit Document or any other agreement or instrument relating to any of the foregoing;

(c) any change in the laws, rules or regulations of any jurisdiction;

(d) the occurrence of any Default or Event of Default;

(e) any exchange, release or non-perfection of the Collateral Agent’s security interest in or other Lien on any other Collateral (including the Israeli Collateral) or other collateral for all or any of the Obligations; or

(f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower in respect of the Obligations or in respect of this Security Agreement (other than the indefeasible payment in full in cash of all Obligations (other than contingent indemnification obligations for which demand has not been made)).

Section 9.13 Petroleum Law.  For the avoidance of doubt, nothing in this Agreement shall derogate from the rights of the State of Israel under the Petroleum Law.  The Collateral Agent hereby agrees to be bound by and comply with all requirements of the Petroleum Commissioner, the Israeli Courts and Israeli Law with respect to the enforcement and exercise of its remedies in respect of the Royalties and other Israeli Law governed Collateral.

Section 9.14 Independence of Security; Conflict.  i)  Any obligation, commitment or restriction contained herein shall be in addition to and not derogate or limit any obligation, commitment or restriction of the Borrower set out in the other Credit Documents.  The Security Interests created and the powers conferred by this Agreement are in addition to, and (except as expressly set forth in this Section 9.14) are not in any way prejudiced or adversely affected by, any of the other Credit Documents, and none of the Credit Documents will merge into this Security Agreement.  All Security Interests that have been or may be created in favor of the Collateral Agent for payment and performance of the Obligations shall be independent of one another.  The Collateral Agent will not be bound to enforce any of the other Security Documents or Security Interests created thereby before enforcing this Agreement or any of the Security Interests created hereby except that the Collateral Agent will enforce the Security Interest in the Royalties granted pursuant to the Israeli Security Agreement prior to its enforcement of the Security Interest in the Royalties granted pursuant to this Agreement.

(a) In the event of a conflict between this Agreement and the Israeli Security Agreement with respect to the Security Interest in the Royalties granted pursuant to the Israeli Security Agreement or the enforcement or exercise of any remedies by the Collateral Agent directly in respect thereof, the Israeli Security Agreement will prevail solely with respect to and to the extent of such conflict.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Borrower and the Collateral Agent have caused this Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TAMAR ROYALTIES LLC
By: N.M.A. Energy Resources Ltd., as its Manager

By:  ____________________________
Name: Eran Saar
Title: Chief Executive Officer

By:  ____________________________
Name: Noa Lendner
Title: General Counsel

  [Signature page to Security Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Collateral Agent
By: Deutsche Bank National Trust Company

By:  ____________________________
Name:
Title:

By:  ____________________________
Name:
Title:

  [Signature page to Security Agreement]

SCHEDULE 1

BORROWER NAME; JURISDICTION OF ORGANIZATION; ETC.

Borrower’s Name:	Tamar Royalties LLC
Borrower’s sole Jurisdiction of Organization:	Delaware
Borrower’s Organization Type:	Limited liability company
Borrower’s Organization Number:	5507844
Borrower’s Mailing Address:	Tamar Royalties LLC 2425 West Loop South, Suite 810 Houston, Texas 77027 Attention: Haim Tsuff
Borrower’s Chief Executive Office:	See Mailing Address above
Borrower’s Federal Employer Identification Number:	46-5302692
All locations at which any Collateral is located or at which any Collateral Records are maintained:	See Mailing Address above; and N.M.A. Energy Resources Ltd. Naphtha House – 4th Floor 8 Granite Street, Petach Tikva
Borrower’s Controlled Deposit Account, if any:	Account Name: None Account Number: None
Facility Account:	Account Name: Tamar Royalties Facility Account Account Number: S92321.1
Reserve Account:	Account Name: Tamar Royalties Reserve Account Account Number: S92321.2
Royalties Tax Account:	Account Name: Tamar Royalties Royalties Tax Account Account Number: S92321.3